Exhibit 10.6

EXECUTION VERSION

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of October 9, 2007, by and among (a) VH MergerSub, Inc. (prior to the Merger (as defined below), the “Borrower”), to be merged (“Merger”) with and into Guitar Center, Inc. (“Guitar Center” and, after the Merger, the “Borrower”) (b) each of the Persons listed on Schedule I hereto (each such Person, individually, a “Facility Guarantor” and, collectively, the “Facility Guarantors”) (the Borrower and the Facility Guarantors are hereinafter referred to, individually, as a “Grantor” and, collectively, as the “Grantors”), and (c) JPMorgan Chase Bank, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement, dated as of October 9, 2007 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and between, among others, (i) the Grantors, as Loan Parties, (ii) the Lenders named therein, and (iii) JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent for its own benefit and the benefit of the other Secured Parties, pursuant to which the Lenders have agreed to make Term Loans to the Borrower, upon the terms and subject to the conditions specified in the Credit Agreement; and

WHEREAS, reference is also made to that certain Guaranty, dated as of October 9, 2007 (as amended, modified, supplemented or restated and in effect from time to time, the “Guaranty”), executed by the Facility Guarantors in favor of the Administrative Agent, the Collateral Agent and the other Secured Parties, pursuant to which each Facility Guarantor guarantees the payment of the Guaranteed Obligations (as defined in the Guaranty); and

WHEREAS, the obligation of the Lenders to make Term Loans is conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or permitted assigns), hereby agree as follows:

ARTICLE 1

Definitions

SECTION 1.01       Generally.  All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided,

however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.02       Definition of Certain Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“ABL Priority Collateral” shall have the meaning given that term in the Intercreditor Agreement.

“Accessions” shall have the meaning given that term in the UCC.

“Account Debtor” shall have the meaning given that term in the UCC.

“Account(s)” shall mean “accounts”, as defined in the UCC, and shall also mean a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, or (iii) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Blue Sky Laws” shall have the meaning assigned to such term in SECTION 6.01 of this Agreement.

“Borrower” shall have the meaning assigned to such term in the preamble of this Agreement.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean all personal property of each Grantor, including, without limitation: all (a) Accounts, (b) Chattel Paper, (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Fixtures, (h) General Intangibles (including Payment Intangibles), (i) Goods, (j) Instruments, (k) Inventory, (l) Investment Property, (m) Software, (n) Supporting Obligations, (o) money, policies and certificates of insurance, deposits, cash, or other property, (p) all books, records, and information relating to any of the foregoing ((a) through (o)) and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (q) all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) through (p)) or otherwise, (r) all rights of each Grantor under the Acquisition Documents, (s) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (r)), including the right of stoppage in transit, and (t) any of the foregoing, whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing; provided, however, that the Collateral shall not include (a) any rights or property acquired under a lease, contract, property rights agreement or license, or any intent to use trademark applications filed pursuant to Section 1(b) of the Lanham Act, if and to the extent that the grant of a security interest in which shall constitute or result in (i) the abandonment, cancellation, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any lease, contract, property rights agreement or license (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided that the Proceeds from any such lease, contract, property rights agreement or license shall not be excluded from the definition of Collateral to the extent that the assignment of such Proceeds is not prohibited, and provided further that any rights under any intent to use trademark applications filed pursuant to Section 1(b) of the Lanham Act shall be excluded from Collateral only to the extent and until a statement of use or amendment to allege use is filed in connection with therewith and accepted by the United States Patent and Trademark Office and only if inclusion of intent to use applications prior to such time would result in the cancellation or invalidation of the alleged trademark, (b) any governmental permit or franchise that prohibits Liens on or collateral assignments of such permit or franchise (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), (c) any Security, Investment Property or other equity interest representing shares of Capital Stock of any Immaterial Subsidiary or Unrestricted Subsidiary or more than 65% of the outstanding voting stock of any Foreign Subsidiary (until such time any such Subsidiary ceases to be an Immaterial Subsidiary, Unrestricted Subsidiary or Foreign Subsidiary, as the case may be, at which time, and without further action, this clause (c) shall no longer apply to the Security, Investment Property or other equity interest of such Subsidiary), (d) any motor vehicles and other assets subject to certificates of title, (e) any asset as to which the Administrative Agent and the Borrower reasonably determine that the burden or cost of providing a security interest in such asset or perfection thereof outweigh the benefit to the Credit Parties of the security to be afforded thereby, or (f) any specifically identified foreign asset with respect to which the Borrower has confirmed in writing to the Collateral Agent its determination that providing a security interest in such asset would result in adverse tax consequences to the Borrower and its Subsidiaries, taken as a whole.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Collateral Agent’s Rights and Remedies” shall have the meaning assigned to such term in SECTION 8.08.

“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Control” shall have the meaning given that term in the UCC.

“Copyrights” shall mean all copyrights and like protections in each work of authorship or derivative work thereof, whether registered or unregistered and whether published or unpublished, including, without limitation, the copyright registrations and copyright applications listed on Exhibit A annexed hereto and made a part hereof, together with all registrations and recordings thereof and all applications in connection therewith.

“Copyright Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Copyright, including, without limitation, the agreements listed on Exhibit A annexed hereto and made a part hereof.

“Copyright Office” shall mean the United States Copyright Office or any other federal governmental agency which may hereafter perform its functions.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account” shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank or other financial institution.

“Documents” shall have the meaning given that term in the UCC.

“Equipment” shall mean “equipment”, as defined in the UCC, and shall also mean all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds,  and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Grantor’s business, and any and all Accessions or additions thereto, and substitutions therefor.

“Facility Guarantors” shall have the meaning assigned to such term in the preamble of this Agreement.

“Financing Statement” shall have the meaning given that term in the UCC.

“Fixtures” shall have the meaning given that term in the UCC.

“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; rights to collect payments under any settlement or other agreement; rights of admission; licenses; franchises; rental contracts, including all rights of any Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority;  and IP Collateral.

“Goods” shall have the meaning given that term in the UCC.

“Grantors” shall have the meaning assigned to such term in the preamble of this Agreement.

“Guaranty” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Indemnitee” shall have the meaning assigned to such term in SECTION 8.06 of this Agreement.

“Instruments” shall have the meaning given that term in the UCC.

“Intellectual Property” shall have the meaning given that term in the Credit Agreement.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof), dated as of the date hereof, by and between JPMorgan Chase Bank, N.A., in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) for the financial institutions party from time to time to the ABL Agreement and JPMorgan Chase Bank, N.A., in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Term Agent”) for the financial institutions party from time to time to the Credit Agreement.

“Inventory” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Investment Property” shall have the meaning given that term in the UCC.

“IP Collateral” shall mean all Copyrights, Patents, Trademarks, renewals of any of the foregoing, trade secrets, know-how and other proprietary information, and all tangible and intangible property embodying the foregoing, inventions (whether or not patentable) and all improvements thereto; industrial design applications and registered industrial designs; computer software and all other Intellectual Property; all Licenses and all income, royalties, damages and payments now hereafter due and/or payable under and with respect to any of the foregoing, the right to sue for past, present and future infringements, misappropriations and dilutions of any of the foregoing, and all of the Grantors’ rights corresponding to any of the foregoing throughout the world.

“Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and any other license providing for the grant by or to any Grantor of any right to use Intellectual Property as such term is defined herein.

“Patents” shall mean all patents and applications for patents, and the inventions and improvements therein disclosed, and any and all divisions, revisions, reissues and continuations, continuations-in-part, extensions, and reexaminations of said patents including, without limitation, the patents and patent applications listed on Exhibit B annexed hereto and made a part hereof.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Patent, including, without limitation, the agreements listed on Exhibit B annexed hereto and made a part hereof

“Payment Intangible” shall have the meaning given that term in the UCC and shall also mean any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Proceeds” shall mean “proceeds”, as defined in the UCC, and shall also include each type of property described in the definition of Collateral.

“PTO” shall mean the United States Patent and Trademark Office or any other federal governmental agency which may hereafter perform its functions.

“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Credit Agreement) and the Guaranteed Obligations (as defined in the Guaranty); provided, however, that Obligations which constitute Other Liabilities shall be Secured Obligations solely to the extent that there is sufficient Collateral following satisfaction of the Obligations described in clause (a) and (b) of the definition of Obligations.

“Securities Act” shall have the meaning assigned to such term in SECTION 6.01 of this Agreement.

“Security” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning assigned to such term in SECTION 2.01 of this Agreement.

“Software” shall have the meaning given that term in the UCC.

“Supporting Obligation” shall have the meaning given that term in the UCC and shall also refer to a secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Trademarks” shall mean all trademarks, trade names, corporate names, company names, Internet domain names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers, whether registered or unregistered, including, without limitation, the trademark registrations and trademark applications listed on Exhibit C annexed hereto and made a part hereof, together with all registrations thereof, all applications in connection therewith, and any goodwill of the business connected with, and symbolized by, any of the foregoing.

“Trademark Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Trademark, including, without limitation, the agreements listed on Exhibit C annexed hereto and made a part hereof.

SECTION 1.03       Rules of Interpretation.  The rules of interpretation specified in Sections 1.02 through 1.07 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE 2

Security Interest

SECTION 2.01       Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for its own benefit and the benefit of the other Secured Parties, a security interest in, and, with respect to the items set forth in clause (s) of the definition of “Collateral”, collaterally assigns to the Collateral Agent, its successors and permitted assigns, for its own benefit and the benefit of the other Secured Parties, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”).  Without limiting the foregoing, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to file one or more Financing Statements, continuation statements, or to sign other documents for the purpose of perfecting, confirming, continuing, or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors, as debtors, and the Collateral Agent, as secured party.  Any such financing statement may indicate the Collateral as “all assets of the Grantor”, “all personal property of the debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC.

SECTION 2.02       No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

SECTION 3.01       Title and Authority.  Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, other than any consent or approval which has been obtained.

SECTION 3.02       Filings.  UCC Financing Statements or other appropriate filings, recordings or registrations containing a description of the Collateral have been or will be timely filed in each governmental, municipal or other office as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements or as a result of any change in a Grantor’s name or jurisdiction of incorporation or formation or under any other circumstances under which, pursuant to the UCC, filings previously made have become misleading or ineffective in whole or in part.

SECTION 3.03       Validity and Priority of Security Interest.  The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the making of the filings described in SECTION 3.02 above within the time periods prescribed by Applicable Law, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by such filing) and (c) subject to the obtaining of Control, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by Control and perfection of the Security Interest in such Collateral is required by the terms hereof or of the Credit Agreement).  The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to (i) with respect to the ABL Priority Collateral only, Permitted Encumbrances under the ABL Facility, and (ii) other Permitted Encumbrances having priority by operation of Applicable Law.

SECTION 3.04       Absence of Other Liens.  The Collateral is owned by the Grantors free and clear of any Lien, except for (i) Permitted Encumbrances or (ii) Liens for which termination statements have been delivered to the Collateral Agent.  The Grantors have not (a) filed or consented to the filing of (i) any Financing Statement or analogous document under the UCC or any other Applicable Law covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, or (b) entered into any agreement in which any Grantor grants Control over any Collateral, which Financing Statement, control agreement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Encumbrances.

SECTION 3.05       Bailees, Warehousemen, Etc.  As of the Closing Date, no Inventory of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and no Inventory with an aggregate value in excess of $1,000,000 shall hereafter be placed under such care, custody, storage or entrustment unless a Collateral Access Agreement is delivered to the Collateral Agent by such third party or bailee.

SECTION 3.06       Consignments.  As of the Closing Date, no Grantor has, and none shall have, possession of any property on consignment from any consignor having a value greater than $15,000,000 in the aggregate unless a lien waiver or other agreement in favor of the Collateral Agent reasonably satisfactory to the Collateral Agent is delivered to the Collateral Agent by such consignor.

SECTION 3.07       Intellectual Property. Each Grantor represents and warrants that to its knowledge: (i) Exhibit A is a true, correct and complete list of all United States and foreign Copyright registrations and applications for the registration of Copyrights owned by such Grantor; (ii) Exhibit B is a true, correct and complete list of all United States and foreign Patents and Patent applications owned by such Grantor; (iii) Exhibit C is a true, correct and complete list of all United States and foreign Trademark registrations and applications owned by such Grantor; and (iv) Exhibit D is a true, correct and complete list of all exclusive Licenses (other than Licenses relating to commercially available, off-the-shelf software) to which such Grantor is a party as of the date hereof, and except as set forth in Exhibit D, none of the Intellectual Property owned by such Grantor is the subject of any material licensing or franchise agreement pursuant to which such grantor is the licensor or franchisor.  In the event any party discovers that any item that should have been part of either Exhibit A, B, C or D was omitted, the omitted item shall be deemed part of the corresponding Exhibit and either party shall have the right to amend the Exhibit.

ARTICLE 4

Covenants

SECTION 4.01       Change of Name; Location of Collateral; Records; Place of Business.

(a)           Each Grantor will furnish to the Collateral Agent prompt written notice of any change in: (i) any Grantor’s name; (ii) the location of any Grantor’s chief executive office or its principal place of business; (iii) any Grantor’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Grantor’s Federal Taxpayer Identification Number or organizational identification number, if any, assigned to it by its jurisdiction of organization.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations have been made under the UCC or other Applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject only to (i) with respect to the ABL Priority Collateral only, Permitted Encumbrances under the ABL  Facility, and (ii) other Permitted Encumbrances having priority by operation of Applicable Law) for its own benefit and the benefit of the other Secured Parties.

(b)           Each Grantor agrees (i) to maintain, at its own cost and expense, records with respect to the Collateral owned by it which are complete and accurate in all material respects and which are consistent with its current practices or in accordance with such prudent and standard practices used in industries that are the same as, or similar to, those in which such Grantor is engaged, but in any event to include accounting records which are complete in all material respects indicating all payments and proceeds received with respect to any part of the Collateral, and (ii) at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

SECTION 4.02       Protection of Security.  Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien (other than Permitted Encumbrances).

SECTION 4.03       Protection of Intellectual Property by Grantors.  Except as set forth below in this SECTION 4.03, each of the Grantors shall use commercially reasonable efforts to undertake the following with respect to each item of Intellectual Property used or useful to the conduct of the business of such Grantor:

(a)           Pay all renewal fees and other fees and costs associated with maintaining and prosecuting issuances, registrations and applications relating to such Intellectual Property and take all other customary and reasonably necessary steps to maintain each registration of such Intellectual Property.

(b)           Take all actions reasonably necessary to prevent any of such Intellectual Property from becoming forfeited, abandoned, dedicated to the public (other than at the expiration of any non-renewable statutory term), or invalidated.

(c)           At the Grantors’ sole cost and expense, pursue the registration of each application and registration in such Intellectual Property that is the subject of the security interest created herein and not abandon any such application or registration.

(d)           At the Grantors’ sole cost and expense take any and all action that the Grantors reasonably deem appropriate under the circumstances to protect such Intellectual Property from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions.

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, and no Material Adverse Effect would result therefrom, no Grantor shall have any obligation to take any of the actions described in Sections 4.03 (a), (b), (c) and (d) above with respect to any Intellectual Property (i) that relates solely to any of the Grantor’s products or services that have been discontinued, abandoned or terminated, so long as such Grantor has no intention of using such Intellectual Property in the future, or (ii) that has been replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to take such actions with respect to such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the security interest created by this Agreement, or (iii) that otherwise is no longer used in or useful to the business of any Grantor, so long as such Grantor has no intention of using it in the future.

SECTION 4.04       Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby or the validity or priority of such Security Interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements or other documents in connection herewith or therewith.  Without limiting the foregoing, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request to perfect the Collateral Agent’s Security Interest in all Accounts, Inventory, Deposit Accounts, Investment Property, and the proceeds therefrom (including causing the Collateral Agent to have Control of any such Collateral to the extent required under the Credit Agreement and to the extent perfection in such Collateral can be accomplished by Control).    If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument with an individual face value in excess of $1,000,000 (or with respect to all such promissory notes or other Instruments, an aggregate face value in excess of $5,000,000), such note or Instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

SECTION 4.05       Taxes; Encumbrances.  At its option and upon reasonable prior notice to the Grantors (which notice shall not be required at any time that an Event of Default shall have occurred and be continuing) the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Encumbrances), and may take any other action which the Collateral Agent may reasonably deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization within thirty (30) days after receipt of an invoice therefor setting forth such expenses in reasonable detail; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Collateral Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Collateral Agent had acted in actual bad faith or in a grossly negligent manner; provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor’s failure to have made such payments or taken such action.  Nothing in this SECTION 4.055 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4.06       Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

SECTION 4.07       Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform in all material respects all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

SECTION 4.08       Use and Disposition of Collateral.  None of the Grantors shall make or permit to be made any collateral assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral or shall grant Control (for purposes of security) of any Collateral to any Person, except for Permitted Encumbrances and Permitted Dispositions.  Except for Permitted Dispositions expressly permitted in the Credit Agreement, none of the Grantors shall make or permit to be made any transfer of the Collateral, and (except pursuant to rental contracts expressly permitted in the Credit Agreement as Permitted Encumbrances and furthermore except for Inventory in transit (i) which has been shipped for receipt by a Loan Party, (ii) for which the purchase order is in the name of a Loan Party and (iii) for which the documents of title, to the extent applicable, reflect a Loan Party as consignee and as to which the Collateral Agent has control over the documents of title evidencing such Loan Party’s ownership), each Grantor shall remain at all times in possession of the Collateral owned by it.

SECTION 4.09       Limitation on Modification of Accounts.  None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements (a) granted or made in the ordinary course of business or consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged or (b) constituting a Permitted Disposition as described in clause (f) of the definition thereof.

SECTION 4.10       Insurance.

(a)           Each Grantor shall (i) maintain such insurance as is required pursuant to Section 5.07 of the Credit Agreement; (ii) maintain such other insurance, as may be required by Applicable Law; and (iii) furnish to the Collateral Agent, upon written request, full information as to the insurance carried.

(b)           Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable.  All sums disbursed by the Collateral Agent in connection with this SECTION 4.0910, including reasonable attorneys’ fees, court costs, out-of-pocket expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.11       [RESERVED.]

SECTION 4.12       Intellectual Property.  Each Grantor shall give the Collateral Agent prompt written notice (with reasonable detail), but in no event more than ninety (90) days following the occurrence of any of the following:

(a)           Such Grantor’s filing applications for registration of, being issued a registration in or receiving an issuance of any Intellectual Property, or otherwise acquiring ownership of any registered Intellectual Property (other than the acquisition by such Grantor of the right to sell products containing the trademarks of others in the ordinary course of such Grantor’s business);

(b)           The filing and acceptance of a statement of use or an amendment to allege use in connection with any of such Grantor’s intent-to-use Trademark applications;

(c)           Such Grantor’s entering into any new material Licenses with respect to the Intellectual Property;

(d)           Such Grantor’s knowing that any application or registration relating to any Intellectual Property could reasonably be expected to become forfeited, abandoned or dedicated to the public (other than at the end of any non-renewable statutory term), or of any adverse determination (including, without limitation, the institution of, or any such determination in, any proceeding in the PTO, the Copyright Office or any court or tribunal) regarding such Grantor’s ownership of, the validity of, or enforceability of any Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

SECTION 4.13       Future Intellectual Property.

(a)           The provisions of this Agreement shall automatically apply to any such additional property or rights described in subsections (a), (b), (c) and (d) of SECTION 4.12, above, all of which shall be deemed to be and treated as “Intellectual Property” or “Licenses”, as applicable, within the meaning of this Agreement or the Credit Agreement.  Upon the acquisition, execution, registration or application by any Grantor of any additional Intellectual Property or material Licenses, or, subject to SECTION 4.03, in the event a deletion of any item is warranted, such as, for example, by virtue of a mistake or any expiration or abandonment of any Intellectual Property or material Licenses,  Grantor shall promptly, but in no event more than ninety (90) days thereafter, deliver to the Collateral Agent an updated Exhibit A, B, C and/or D (as applicable) to this Agreement and hereby authorizes the Collateral Agent to file, at such Grantor’s expense, such updated Exhibit as set forth in SECTION 4.13(c).

(b)           Subject to each Grantor’s obligations in SECTION 4.03, for any item that is deleted in connection with an updated Exhibit pursuant to SECTION 4.13(a), the Collateral Agent shall execute such documents as may be necessary to evidence the release of the Liens on such item within thirty (30) business days of receipt of the updated Exhibit.

(c)           Upon the reasonable written request of the Collateral Agent, each of the Grantors shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request, including but not limited to notices of security interests substantially in the form of Exhibit E (Notice of Security Interest in Trademarks and Patents) or Exhibit F (Notice of Security Interest in Copyrights), as applicable, attached hereto, to evidence the Collateral Agent’s security interest in any Intellectual Property in the United States (including, without limitation, filings with the PTO, the Copyright Office or any similar government office, as applicable), and each of the Grantors hereby appoints the Collateral Agent as its attorney-in-fact for the sole purpose of executing and filing all such writings for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed; provided, however, the Collateral Agent’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

SECTION 4.14       Legend.  At the request of the Collateral Agent, each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent, for the benefit of the Secured Parties, and that the Collateral Agent has a security interest therein.

ARTICLE 5

SECTION 5.01       Power of Attorney.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under SECTION 2.01 of this Agreement, and (b) after the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (ii) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral;

(iii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iv) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (v) to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Collateral Agent shall designate; (vi) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent reasonably determines to be the appropriate person to whom to so turn over such mail; (vii) to commence and prosecute any and all suits, actions or proceedings at law or in equity (including any action for past, present, and future infringement of any IP Collateral) in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (viii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (ix) to take all such action as may be reasonably necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (x) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xi) to use, license, assign or transfer or otherwise dispose of any or all General Intangibles of any Grantor, subject to those restrictions to which such Grantor is subject under Applicable Law and by contract, and any person may conclusively rely upon an affidavit of a Responsible Officer of the Collateral Agent that an Event of Default has occurred and that the Collateral Agent is authorized to exercise such rights and remedies; (xii) to to supplement and amend from time to time Exhibits A, B and C of this Agreement to include any newly developed, applied for, registered, or acquired Intellectual Property of such Grantor and any intent-to-use Trademark applications for which a statement of use or an amendment to allege use has been filed and accepted by the PTO; and (xiii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent was the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.  The appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above shall terminate when (a) the Commitments have expired or been terminated and (b) the principal of and interest on each Term Loan and all fees and other Secured Obligations (other than contingent indemnification obligations as to which no claims have been asserted) shall have been paid in full.

SECTION 5.02       No Obligation to Act.  The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by SECTION 5.01, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding by a court of competent jurisdiction (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act constitutes gross negligence, bad faith or willful misconduct.  The provisions of SECTION 5.01 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by Applicable Law or otherwise.

ARTICLE 6

Remedies

SECTION 6.01       Remedies upon Default.  After the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law.  The rights and remedies of the Collateral Agent after the occurrence and during the continuation of an Event of Default shall include, without limitation, the right to take any or all of the following actions at the same or different times:

(a)           With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Instruments, Chattel Paper, Documents, and Investment Property, the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)           With respect to any Collateral consisting of Accounts, the Collateral Agent may: (i) demand, collect and receive any amounts relating thereto, as the Collateral Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (iv) without limiting the Collateral Agent’s rights set forth in SECTION 5.01 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes.

(c)           With respect to any Collateral consisting of Investment Property, the Collateral Agent may: (i) exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the Issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Collateral Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, all without liability; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Secured Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable.  The Grantors recognize that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77, (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (c) that neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  Notwithstanding anything herein to the contrary, no Grantor shall be required to register, or cause the registration of, any Investment Property under the Securities Act or any Blue Sky Laws.

(d)           With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor.  The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(e)           With or without legal process and with or without prior notice or demand for performance, the Collateral Agent may peaceably enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent to the extent the Collateral Agent deems such exclusion reasonably necessary to preserve and protect the Collateral.  The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors.  In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this SECTION 6.01, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies (as defined herein) hereunder.

(f)            The Collateral Agent may require any Grantor to assemble the Collateral and make it available to the Collateral Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and such Grantor.

(g)           Each Grantor agrees that the Collateral Agent shall have the right, subject to Applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(h)           Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Collateral Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC or other Applicable Law with respect to the exercise of the Collateral Agent’s Rights and Remedies upon default.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(i)            Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment in full is received thereon by the Collateral Agent.

(j)            At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this SECTION 6.01, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Secured Party from any

Grantor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(k)           For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(l)            As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(m)          To the extent permitted by Applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 6.02       Application of Proceeds.  After the occurrence and during the continuance of an Event of Default and acceleration of the Secured Obligations, pursuant to the terms hereof and of the Credit Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents, in accordance with Section 7.03 of the Credit Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement.  Upon any sale or other disposition of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE 7

Perfection of Security Interest

SECTION 7.01       Perfection by Filing.  This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of SECTION 2.01 and SECTION 2.01, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the

Collateral Agent shall reasonably deem necessary, and the Grantors shall pay the Collateral Agent’s reasonable costs and out-of-pocket expenses incurred in connection therewith.  Each Grantor hereby further agrees that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a Financing Statement and may be filed as a Financing Statement in any and all jurisdictions.

SECTION 7.02       Other Perfection, Etc.  The Grantors shall at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to obtain a Collateral Access Agreement of any bailee having possession of any of the Collateral or any other third party holding Collateral in its care and custody, or in storage or trust, in each case with an aggregate value in excess of $1,000,000 that the bailee or such third party holds such Collateral for the Collateral Agent, (b) to obtain Control of any Investment Property or electronic Chattel Paper (as such terms are defined in the UCC), with any agreements establishing control to be in form and substance reasonably satisfactory to the Collateral Agent, (c) to obtain a lien waiver or other agreement in favor of the Collateral Agent and reasonably satisfactory to the Collateral Agent of any consignor the property of which held on consignment in the possession of the Loan Parties exceeds $15,000,000 in the aggregate and (d) otherwise to insure the continued perfection of the Collateral Agent’s security interest in any of the Collateral with the priority described in SECTION 3.03 and of the preservation of its rights therein.

SECTION 7.03       Intellectual Property. A notice of security interest, in form and substance reasonably satisfactory to the Collateral Agent and substantially in the form of Exhibit E and Exhibit F, as applicable, attached hereto, will be executed and delivered by the Grantors to the Collateral Agent contemporaneously with the execution and delivery of this Agreement for the purpose of recording the grant of the security interest of the Collateral Agent in the IP Collateral with the PTO or the Copyright Office, as applicable.

SECTION 7.04       Savings Clause.  Nothing contained in this ARTICLE 7 shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

ARTICLE 8

Miscellaneous

SECTION 8.01       Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 8.02       Grant of Non-Exclusive License.  Without limiting the provision of SECTION 6.01 hereof or any other rights of the Collateral Agent as the holder of a Lien on any IP Collateral, each Grantor hereby grants to the Collateral Agent a royalty free, non-exclusive, irrevocable license, to use, apply, and affix any trademark, trade name, logo, or similar indicia of source or origin in which any Grantor now or hereafter has rights, such license to be effective upon the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory.

SECTION 8.03       Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than circumstances under which (i) the Commitments have expired or been terminated and (ii) the principal of and interest on each Term Loan and all fees and other Secured Obligations (other than contingent indemnification obligations as to which no claims have been asserted) shall have been paid in full.

SECTION 8.04       Survival of Agreement.  All covenants, agreements, representations and warranties made by the Grantors herein and in any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Term Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect unless terminated in accordance with SECTION 8.14 hereof. The provisions of SECTION 8.06(b) shall survive and remain in full force and effect regardless of the repayment of the Secured Obligations or the termination of this Agreement or any provision hereof.

SECTION 8.05       Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and permitted assigns.  This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.06       Collateral Agent’s Fees and Expenses; Indemnification.

(a)           Without limiting or duplicating any of their obligations under the Credit Agreement, the Guaranty or the other Loan Documents, the Grantors jointly and severally agree to pay, within thirty (30) days after receipt of an invoice therefor setting forth such expenses in reasonable detail, all Credit Party Expenses incurred by the Collateral Agent in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent’s Rights and Remedies hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof; provided that in the event the Grantors have a bona fide dispute with any such expenses, payment of such disputed amounts shall not be required until the earlier of the date such dispute is resolved to the reasonable satisfaction of the Grantors or thirty (30) days after receipt of any such invoice (and any such disputed amount which is so paid shall be subject to a reservation of the Grantors’ rights with respect thereto).

(b)           Without limiting or duplicating any of their indemnification obligations under the Credit Agreement, the Guaranty or the other Loan Documents, the Grantors shall jointly and severally indemnify the Secured Parties and each of their Subsidiaries and Affiliates, and each of their respective directors, officers, employees, agents, and controlling persons of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of one counsel for the Agents and one counsel for all the Indemnitees  (plus, in each case, one local counsel in any other jurisdiction to the extent reasonably necessary) (provided that in the case of a conflict of interest the affected Indemnitee may engage and shall be reimbursed for one additional counsel, plus one local counsel in any other jurisdiction to the extent reasonably necessary), incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of, (i) the execution or delivery of this Agreement, the Credit Agreement or any other Loan Document or any other agreement or instrument contemplated hereby, the performance by the Grantors of their respective obligations thereunder, or the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents or any other transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing or the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or whether such claim, litigation, investigation or proceeding is brought by a third party or any Loan Party or any Affiliate thereof; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction or another tribunal having jurisdiction to have resulted from (i) the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee (or any of its Affiliates or Related Parties), (ii) such Indemnitee’s (or any of its Affiliates’ or Related Parties’) material breach of its obligations under this Agreement or any other Loan Document or (iii) any dispute solely among the Indemnitees other than claims against the Administrative Agent in its capacity or in fulfilling its role as an agent or arranger or any other similar role under this Agreement or any other Loan Document and any claims arising out of any act or omission by the Borrower or any of its Affiliates.  Notwithstanding anything to the contrary contained herein, the Loan Parties shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides the Loan Parties with an executed undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Loan Parties to such Indemnitee to the extent any of the foregoing items described in clauses (i) through (iii) occurs..

(c)           Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  All amounts due under this SECTION 8.06 shall be payable within thirty (30) days after receipt of written invoice, which invoice shall set forth such amounts in reasonable detail.

SECTION 8.07       Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8.08       Waivers; Amendment.

(a)           The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 8.09       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10       Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.11       Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.12       Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.13       Jurisdiction; Consent to Service of Process.

(a)           Each of the Grantors agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Collateral Agent may elect in its sole discretion, and consents to the non-exclusive jurisdiction of such courts.  Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against a Grantor or its properties in the courts of any jurisdiction.

(b)           Each of the Grantors agrees that any action commenced by any Grantor asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Collateral Agent may elect in its sole discretion, and consents to the exclusive jurisdiction of such courts with respect to any such action.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 8.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.14       Termination; Release of Collateral.

(a)           Any Lien upon any Collateral will be released automatically if the Collateral constitutes property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Collateral Agent of the Net Proceeds thereof to the extent required by the Credit Agreement.  Upon at least two (2) Business Days’ prior written request by the Borrower, the Collateral Agent shall execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in this SECTION 8.14(a); provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under Applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of any Grantor in respect of) all interests retained by any Grantor, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b)              Except for those provisions of the Credit Agreement and this Agreement which expressly survive the termination thereof, this Agreement and the Security Interest granted herein shall terminate when (i) the Commitments have expired or been terminated and (ii) the principal of and interest on the Term Loan and all fees and other Secured Obligations (other than contingent indemnity obligations with respect to then unasserted claims) have been paid in full in cash, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that in connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Collateral Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Other Liabilities, and provided further that the Credit Agreement, this Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Grantor or any other Loan Party.  Any execution and delivery of termination statements or other documents pursuant to this SECTION 8.14 shall be without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

SECTION 8.15       Intercreditor Agreement.  The Grantors and the Collateral Agent (i) hereby agree that prior to any amendment or waiver of SECTIONS 2.4(b)(i)(B) or (C) or 2.4(b)(ii)(B) or (C) of the Intercreditor Agreement, which restrict the circumstances upon which Liens on the Collateral are automatically released, such amendment or waiver shall also be approved by the Grantors and (ii) acknowledge that the exercise of certain of the Collateral Agent’s Rights and Remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement.  Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Grantors and the Collateral Agent shall remain in full force and effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:

BORROWER:

VH MERGERSUB, INC., as Borrower

By:	/s/ John Tudor
Name: John Tudor
Title: Vice President

FACILITY GUARANTORS:

GUITAR CENTER HOLDINGS, INC.

By:	/s/ John Tudor
Name: John Tudor
Title: Vice President

GUITAR CENTER GIFT CARD COMPANY, LLC

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive Vice President, General Counsel and Secretary

HARMONY CENTRAL GROUP, LLC

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive VP of Corporate Development, General Counsel and Secretary

MUSICIAN’S FRIEND, INC.

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive Vice President, General Counsel and Secretary

[Signature Page — Term Loan Security Agreement]

GUITAR CENTER STORES, INC.

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive VP of Corporate Development, General Counsel and Secretary

As of and upon effectiveness of the Merger, the undersigned hereby acknowledges and agrees that it will succeed to all of the rights and obligations of the Borrower set forth herein and that all references herein to the Borrower shall thereupon be deemed to be references to the undersigned.

GUITAR CENTER, INC.

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive VP of Corporate Development, General Counsel and Secretary

[Signature Page — Term Loan Security Agreement]

COLLATERAL AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas H. Kozlark
Name: Thomas H. Kozlark
Title: Executive Director

[Signature Page — Term Loan Security Agreement]

SCHEDULE I

Facility Guarantors

Guitar Center Holdings, Inc.

Guitar Center Stores, Inc.

Musician’s Friend, Inc.

Guitar Center Gift Card Company, LLC

Harmony Central Group, LLC

EXHIBIT A

List of Copyrights

United States Copyright Registrations and Applications

Copyright	Status	App/Reg. No.	App/Reg. Date
Headstock design for Mitchell guitars	Registered	VAu691-983	11/7/2005

Foreign Copyright Registrations and Applications

None

EXHIBIT B

List of Patents

United States Patents and Patent Applications

None.

Foreign Patents and Patent Applications

None.

EXHIBIT C

List of Trademarks

U.S. Federal Trademark Registrations and Applications

1.  Guitar Center, Inc. trademarks

Trademark	Status	App/Reg. No.	App/Reg. Date
Acoustic Control	Registered	2360974	6/27/2000
Acoustic	Registered	2470898	7/24/2001
Acoustic	Registered	2309451	1/18/2000
Acoustic	Registered	2294166	11/23/1999
Acoustic	Registered	2312002	1/25/2000
Acoustic	Registered	2312001	1/25/2000
Acoustic	Registered	2580641	6/18/2002
Acoustic	Registered	2519142	12/18/2001
Acoustic	Registered	2309450	1/19/2000
Acoustic	Registered	2326378	3/7/2000
American Music	Registered	1,671,712	1/14/1992
American Music	Registered	1,684,766	4/28/1992
American Music	Registered	1,685,628	5/5/1992
American Music (Design only - star and background)	Registered	1,671,713	1/14/1992
American Student Rental	Registered	2866155	7/27/2004
Black Label	Registered	3,141,551	9/12/2006
Digital Reference	Registered	2,307,875	1/11/2000
Dr Pro	Registered	3,296,826	9/25/2007
Find your Voice	Registered	003,068,209	3/14/2006
FretRest	Registered	2,884,873	9/14/2004
G Giardinelli (new logo) (design mark/use in commerce)	Registered	3,213,513	2/27/2007
G Giardinelli (new logo) (design mark/use in commerce)	Registered	3,202,210	1/23/2007
Giardinelli (old logo) (design mark/use in commerce)	Registered	3,227,898	4/10/2007
Guitarathon	Registered	3,212,416	2/27/2007
Guitar Center	Registered	2,280,874	9/28/1999
Guitar Center & Design (Disclaimer of “Guitar Center” apart from mark)	Registered	1,290,481	8/14/1984
Guitar Center & Design (No Disclaimer of “Guitar Center” apart from mark)	Registered	2,085,508	8/5/1997

Trademark	Status	App/Reg. No.	App/Reg. Date
Guitar Center’s Drum Off	Registered	2,810,188	2/3/2004
Guitar Center’s Spinoff	Registered	2,810,186	2/3/2004
Guitar drawing only	Registered	3,053,666	1/31/2006
King of the Blues	Registered	3,269,834	7/24/2007
Live Wire	Registered	2,831,584	4/13/2004
Live Wire Solutions	Registered	3,234,366	4/24/2007
Mitchell	Registered	3,129,275	8/15/2006
Music & Arts Centers	Registered	2868579	8/3/2004
Music & Arts Centers (design mark)	Registered	2866149	7/27/2004
Music & Arts Centers	Registered	3,257,948	7/3/2007
Palomino	Registered	3,163,884	10/24/2006
Proline	Registered	2,912,130	12/21/2004
Roadrunner	Registered	3,159,452	10/17/2006
Rock Walk	Registered	1576899	1/9/1990
Simmons	Registered	3,246,321	5/29/2007
Sound Percussion	Registered	3041383	1/10/2006
SP Sound Percussion and design	Registered	2932518	3/15/2005
Spectral	Registered	3,093,672	5/16/2006
Stick Brick	Registered	3,248,576	5/29/2007
The List	Registered	3,111,814	7/4/2006
The Musician’s Choice	Registered	1,946,542	1/9/1996
W Williams	Registered	2,996,547	9/20/2005
Agazarian	Pending	77117514	2/27/2007
Band Gear	Pending	77207548	6/15/2007
Crumar	Pending	78890400	5/23/2006
DeltaLabs (logo)	Pending	77251498	8/9/2007
Delta Labs	Pending	78890433	5/23/2006
Drum Pads	Pending	77262983
Earth III	Pending	77153729	4/11/2007
EssentialsPak	Pending	78543269	1/6/2005
Etude	Pending	77253547	8/13/2007
Gain	Pending	77117702	2/27/2007
Gaincentral	Pending	77119436	3/1/2007
GC Studios	Pending	77181835	5/15/2007
Giardinelli (word mark) (use in commerce)	Pending	78903660	6/8/2006
Giardinelli (work mark) (intent to use basis)	Pending	78893172	5/25/2006
Harbinger	Pending	78903541	6/8/2006
Independence	Pending	77080663	1/11/2007

Trademark	Status	App/Reg. No.	App/Reg. Date
Laguna	Pending	77117443	2/27/2007
Lucero	Pending	78674347	7/20/2005
Make Noise	Pending	77144052	3/29/2007
Multivox	Pending	78890414	5/23/2006
Music & Arts (horizontal)	Pending	77144164	3/29/2007
Music & Arts (vertical)	Pending	77145665	4/1/2007
Music & Arts Center (new logo - horizontal)	Pending	77081037	1/11/2007
Music & Arts Center (new logo - vertical)	Pending	77081222	1/11/2007
Ocean	Pending	78928970	7/13/2006
Otto Benjamin	Pending	77080228	1/10/2007
Polaris	Pending	78889870	5/23/2006
Raven	Pending	77117494	2/27/2007
Road Kill	Pending	78797151	1/23/2006
Rocketeer	Pending	78741134	10/26/2005
Simmons (logo)	Pending	77059144	12/7/2006
Socal Drums	Pending	77117473	2/27/2007
SP Sound Percussion and design	Pending	78663615	7/5/2005
Sterling Audio (standard characters)	Pending	78650328	6/14/2005
Sterling Audio (logo design)	Pending	78785088	1/4/2006
Sticks & Stones	Pending	77099900	2/6/2007
Strobel	Pending	77080276	1/10/2007
Studio Master	Pending	78890454	5/23/2006
Tangent	Pending	78890481	5/23/2006
Tantrum	Pending	78889858	5/23/2006
Tonecloth	Pending	78836323	3/14/2006

2.  Musician’s Friend, Inc. trademarks

Trademark	Status	App/Reg. No.	App/Reg. Date
Adesso	Registered	3158086	10/17/2006
AJ’s Pro Percussion (stylized and/or with design)	Registered	3073117	3/28/2006
Allora	Registered	2711231	4/29/2003
Arcolla CF	Registered	2980482	8/2/2005
Axman	Registered	2,572,703	5/28/2002
Baja (stylized and/or with design)	Registered	2913700	12/21/2004
Band123	Registered	2689669	2/25/2003
Band123	Registered	2680722	1/28/2003
Bandnow (stylized and/or with design)	Registered	2789241	12/2/2003
Bellafina	Registered	2577867	6/11/2002
Chicago Jazz Series	Registered	2746794	8/5/2003
Design only	Registered	1318652	2/5/1985
Drums in the Wind	Registered	1867349	12/13/1994
Drumwind	Registered	2914943	12/28/2004
Florea (stylized and/or with design)	Registered	2819420	3/2/2004
Fullerton	Registered	1922887	9/26/1995
Fullerton	Registered	3,261,383	7/10/2007
Grime Gutter	Registered	1318025	2/5/1985
Guitars123.com	Registered	2802687	1/6/2004
Harmony Central (word mark)	Registered	3,073,197	3/28/2006
Jet-Tone	Registered	1107200	11/28/1978
Jo-Ral (stylized and/or with design)	Registered	1654877	8/27/1991
Karl Willhelm	Registered	2542706	2/26/2002
Keytech (stylized and/or with design)	Registered	3158209	10/17/2006
Laser Trimmed	Registered	2562681	4/16/2002
Lazer	Registered	1692880	6/9/1992
Lyons	Registered	1446299	7/7/1987
Lyons	Registered	1276584	5/1/1984
Lyons (stylized and/or with design)	Registered	1318653	2/5/1985
Misupply	Registered	2813387	2/10/2004
Molto Presto	Registered	2731573	7/1/2003
Music123.com (stylized and/or with design)	Registered	2627153	10/1/2002
Music123.com	Registered	2387979	9/19/2000

Trademark	Status	App/Reg. No.	App/Reg. Date
Musician’s Friend	Registered	1,812,560	12/21/1993
Musician’s Friend	Registered	2,412,387	12/12/2000
Musician’s Friend and Design	Registered	2,238,700	4/13/1999
Musician’s friend.com and Design	Registered	2,492,090	9/25/2001
Play Now	Registered	2942606	4/19/2005
Playtest	Registered	2324958	2/29/2000
Ria Fine Saxophone & Clarinet Mouthpieces (stylized and/or with design)	Registered	1682861	4/14/1992
Rockwind	Registered	2946523	5/3/2005
Rogue and Design	Registered	2,247,491	5/25/1999
Sheetmusic123.com	Registered	2847715	6/1/2004
Shopcheck	Registered	2324957	2/29/2000
Silver Creek	Registered	2936992	3/29/2005
The String Centre (stylized and/or with design)	Registered	2980483	8/2/2005
The Woodwind & The Brasswind	Registered	1927030	10/17/1995
Valdesta	Registered	3007043	10/18/2005
Verve (stylized and/or with design)	Registered	2822780	3/16/2004
Wolfpak (stylized and/or with design)	Registered	1804375	11/16/1993
Echo Man	Pending	78783810	1/3/2006
5TH Gear	Pending	78783809	1/3/2006
Guitar Sale	Pending	78712559	9/14/2005
Mainline	Pending	78602010	4/5/2005
Mainline Audio	Pending	78602107	4/5/2005
Metal Man	Pending	78783814	1/3/2006
Musical Sandbox	Pending	78730891	10/11/2005
Music As Easy As 123	Pending	78759285	11/22/2005
Music Emporium	Pending	78850445	3/30/2006
Pro Player	Pending	78834541	3/10/2006
Pulse	Pending	78699383	8/24/2005
Razor Phaser	Pending	78783816	1/3/2006
Sheen Machine	Pending	78783812	1/3/2006
The Music Gear Garage	Pending	78648056	6/10/2005

U.S. State Trademark Registrations

None.

Foreign Trademark Registrations and Applications

Country	Trademark	App/Reg. No.	App/Reg. Date
Australia	Guitar Center & Design	802293	1. 8/2/1999
Australia	Guitar Center & Design	869346	2. 3/15/2001
Japan	Guitar Center & Design	4114856	2/13/1998
United Kingdom	Guitar Center & Design	2068383	1/17/1997
European Community	Musician.com and Design	2239958	7/20/2000
Canada	Musician’s Friend	592327	10/15/2003
Germany	Guitar Center	39617712	7/12/1996
International Register	Guitar Center (design mark)	888069	4/26/2006
International Register	Guitar Center (word mark)	889590	4/26/2006
International Register	Live Wire	885493	3/7/2006
International Register	Proline	885494	3/7/2006
International Register	Musician’s Friend (word mark)	885949	3/8/2006
International Register	Fretrest	885495	3/7/2006
International Register	Guitar Center (word mark)	887177	12/29/2005
Australia	Music123.com	828785	3/17/2000
Canada	Music123.com	TMA591577	10/6/2003
Benelux	Woodwind & Brasswind	780228	11/29/2005
Canada	Woodwind & Brasswind	TMA671621	8/30/2006
Canada	Guitar Center	1,209,369	3/11/2004
Canada	Guitar Center and design	1,209,381	3/11/2004
Canada	Musician.com and design	1,225,780	8/3/2004
Canada	Musician’s Friend and Design	1,140,231	5/9/2002
Canada	Musician’s Friend and Design	1,265,396	7/19/2005
Taiwan	Music123	1190468	Unavailable
Japan	Music123	234967693	7/7/2006
China	Music123	4563652	Unavailable
China	Music123	4751862	Unavailable
European Community	Music123.com	1562669	4/18/2002
European Community	Music123.com	4258067	1/30/2006
European Community	Music123.co.uk	6310992	Unavailable

Country	Trademark	App/Reg. No.	App/Reg. Date
Benelux	Music123	780227	11/29/2005
Brazil	Music123	827803508	Unavailable
United Kingdom	Simmons	2440539	12/4/2006
Taiwan	Woodwind & Brasswind (design mark)	096015073	Unavailable
China	Woodwind & Brasswind	4865674	Unavailable
China	Woodwind & Brasswind	4865675	Unavailable
Australia	Woodwind & Brasswind	1068505	8/2/2005
European Community	Woodwind & Brasswind	4612297	8/24/2006
European Community	Zapf’s Music 123, Inc.	4526893	1/4/2007

Domain Names

See attached Exhibit 3.05(b)

EXHIBIT D

List of Exclusive Licenses

Copyright Licenses

None.

Patent Licenses

None.

Trademark Licenses

None.

List of Franchise Agreements

None.

EXHIBIT E

Form of Notice of Security Interest in Trademarks and Patents

NOTICE OF SECURITY INTEREST IN TRADEMARKS AND PATENTS

This NOTICE OF SECURITY INTEREST IN TRADEMARKS AND PATENTS (“Agreement”), effective as of  October     , 2007 (“Notice”) is made by [GUITAR CENTER][MUSICIAN’S FRIEND], INC., a [                  ] company , located at [              ] (the “Grantor”), in favor of JPMorgan Chase Bank, N.A., a national banking association, as Collateral Agent (the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties (as defined in the Security Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, Grantor is a party to a Security Agreement, dated as of October 9, 2007, by and among VH MergerSub, Inc. to be merged with and into Guitar Center Inc., the Facility Guarantors and JPMorgan Chase Bank, N.A., for the benefit of the Collateral Agent and the Secured Parties (the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Grantor has executed and delivered this Notice for the purpose of recording and confirming the grant of the security interest of the Collateral Agent in the Trademark Collateral and Patent Collateral (each as defined below) with the United States Patent and Trademark Office;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein and in the Security Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1.           Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.           Grant of Security Interest.  In furtherance and as confirmation of the Security Interest granted by the Grantor to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) under the Security Agreement, and as further security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby ratifies such Security Interest and grants to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) a continuing security interest, in all of the present and future right, title and interest of the Grantor in, to and under the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “Trademark and Patent Collateral”):

(a)           All trademarks, trade names, corporate names, company names, Internet domain names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers, whether registered or unregistered, together with all registrations thereof, all applications in connection therewith and all renewals thereof, and any goodwill of the business connected with, and symbolized by, any of the foregoing, including, without limitation, the trademark registrations and trademark applications set forth on Exhibit A attached hereto (collectively, “Trademarks”);

(b)           All patents and applications for patents, and the inventions and improvements therein disclosed, and any and all divisions, revisions, reissues and continuations, continuations-in-part, extensions, and reexaminations of said patents, including, without limitation, the patents and patent applications set forth on Exhibit B attached hereto (collectively, “Patents”);

(c)           All agreements, whether written or oral, providing for the grant by or to any Grantor of any right in respect of any Patent or Trademark (collectively, “Licenses”) and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to the Trademarks and Patents, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations or dilutions thereof;

(d)           The right to sue for past, present and future infringements, misappropriations and dilutions of any of the Trademarks and Patents; and

(e)           All of the Grantor’s rights corresponding to any of the foregoing throughout the world.

Notwithstanding the foregoing, no Trademark shall be included in the Trademark and Patent Collateral to the extent that the grant of a security interest in such Trademark would result in, permit or provide grounds for the cancellation or invalidation of such Trademark.

SECTION 3.           Intent.  This Notice is being executed and delivered by the Grantor for the purpose of recording and confirming the grant of the security interest of the Collateral Agent in the Trademark and Patent Collateral with the United States Patent and Trademark Office.  It is intended that the security interest granted pursuant to this Notice is granted in conjunction with, and not in addition to or limitation of, the Security Interest granted to the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the Security Agreement.  All provisions of the Security Agreement shall apply to the Trademark and Patent Collateral.  The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the Trademark and Patent Collateral as in all other Collateral. In the event of a conflict between this Notice and the Security Agreement, the terms of the Security Agreement shall control.

SECTION 4.           Recordation.  The Grantor authorizes and requests that the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this Notice.

SECTION 5.           Termination; Release of Trademark and Patent Collateral.  Upon termination of the Security Interest in the Trademark and Patent Collateral in accordance with the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Grantor, an instrument in writing in recordable form releasing the collateral pledge, grant, lien and security interest in the Trademark and Patent Collateral under this Notice. Any execution and delivery of termination statements, releases or other documents pursuant to this SECTION 5 shall be without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Notice to be executed by their duly authorized officers as of the date first above written.

GRANTOR:	[GUITAR CENTER][MUSICIAN’S FRIEND],
INC.

By:
Name:
Title:

COLLATERAL AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

EXHIBIT A

Trademark Registrations and Applications

U.S. Federal Trademark Registrations and Applications

Trademark	Status	App/Reg. No.	App/Reg. Date

EXHIBIT B

Patents and Patent Applications

Patent	App/Reg. No.	App/Reg. Date

EXHIBIT F

Form of Notice of Security Interest in Copyrights

NOTICE OF SECURITY INTEREST IN COPYRIGHTS

This NOTICE OF SECURITY INTEREST IN COPYRIGHTS (“Agreement”), effective as of  October     , 2007 (“Notice”) is made by GUITAR CENTER, INC., a Delaware Corporation (the “Grantor”), in favor of JPMorgan Chase Bank, N.A., a national banking association, as Collateral Agent (the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties (as defined in the Security Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, Grantor is a party to a Security Agreement in favor of the Collateral Agent and the Secured Parties, dated as of October 9, 2007, by and among VH MergerSub, Inc. to be merged with and into Guitar Center Inc., the Facility Guarantors and JPMorgan Chase Bank, N.A., for the benefit of the Collateral Agent and the Secured Parties (the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantor has executed and delivered this Notice for the purpose of recording and confirming the grant of the security interest of the Collateral Agent in the Copyright Collateral (as defined below) with the United States Copyright Office;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein and in the Security Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor and the Collateral Agent, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1.           Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.           Grant of Security Interest.  In furtherance and as confirmation of the Security Interest granted by the Grantor to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) under the Security Agreement, and as further security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby ratifies such Security Interest and grants to the Collateral Agent (for its own benefit and the benefit of the other Secured Parties) a continuing security interest, in all of the present and future right, title and interest of such Grantor in, to and under the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “Copyright Collateral”):

(a)           All copyrights and like protections in each work of authorship or derivative work thereof, whether registered or unregistered and whether published or unpublished, including without limitation the registrations and applications set forth on Exhibit A attached hereto, and all renewals thereof (collectively, “Copyrights”);

(b)           All agreements, whether written or oral, providing for the grant by or to any Grantor of any right in respect of any Copyright (collectively, “Licenses”) and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to the Copyrights, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements thereof;

(c)           The right to sue for past, present and future infringements of any of the Copyrights; and

(d)           All of the Grantor’s rights corresponding to any of the foregoing throughout the world.

SECTION 3.           Intent.  This Notice is being executed and delivered by the Grantos for the purpose of recording and confirming the grant of the security interest of the Collateral Agent in the Copyright Collateral with the United States Copyright Office.  It is intended that the security interest granted pursuant to this Notice is granted in conjunction with, and not in addition to or limitation of, the Security Interest granted to the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the Security Agreement.  All provisions of the Security Agreement Security Agreement shall apply to the Copyright Collateral.  The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the Copyright Collateral as in all other Collateral. In the event of a conflict between this Notice and the Security Agreement, the terms of the Security Agreement shall control.

SECTION 4.           Recordation.  The Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer record this Notice.

SECTION 5.           Termination; Release of Copyright Collateral.  Upon termination of the Security Interest in the Copyright Collateral in accordance with the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Grantor, an instrument in writing in recordable form releasing the collateral pledge, grant, lien and security interest in the Copyright Collateral under this Notice. Any execution and delivery of termination statements, releases or other documents pursuant to this SECTION 5 shall be without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Notice to be executed by their duly authorized officers as of the date first above written.

GRANTOR:	Guitar Center, Inc.

By:
Name:
Title:

COLLATERAL
AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

EXHIBIT A

List of Copyrights

United States Copyright Registrations and Applications

Copyright	Status	App/Reg. No.	App/Reg. Date

Foreign Copyright Registrations and Applications

Copyright	Status	App/Reg. No.	App/Reg. Date